EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 24, 2008, by and among Golden Elephant Glass Technology, Inc., a Nevada corporation (formerly called Nevstar Corporation) (collectively with all predecessors thereof, the “Company”), Dollar Come Investments Limited, a British Virgin Island Company (together with its direct and indirect subsidiaries “BVI”), Liaoning Fuxin Hengrui Technology Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“WFOE”), and the investors listed on the Schedule of Investors attached hereto as Appendix A (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on March 31, 2008, the Company entered into a Share Exchange Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission under the Exchange Act on March 31, 2008  (the “Exchange Agreement”) with BVI and the BVI Shareholders (as defined in Section 1.1 below), pursuant to which the Company acquired all of the equity interest of BVI and, indirectly, all of BVI’s direct and indirect subsidiaries, in exchange for 95% of the total outstanding shares Common Stock (as defined in Section 1.1 below) on a fully diluted basis as and immediately after the closing of the exchange under the Exchange Agreement (the “Exchange”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, shares of the Common Stock, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2008 Annual Report” means the Annual Report of the Company for the fiscal year ending December 31, 2008, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2008 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2008 Make Good Shares” has the meaning set forth in Section 4.11.

“2009 Annual Report” means the Annual Report of the Company for the fiscal year ending December 31, 2009, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2009 Guaranteed ATNI” has the meaning set forth in Section 4.11.

“2009 Make Good Shares” has the meaning set forth in Section 4.11.

“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any Governmental Authority, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“After Tax Net Income” shall have the meaning set forth in Section 4.11.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or the PRC are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“BVI” has the meaning set forth in the recitals to this Agreement.

“BVI Shareholders” means, collectively, Money Victory Limited, Win-Win Global Investments Inc. and Trust of Hongfei, Xie.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Closing Escrow Agreement” means the Closing Escrow Agreement, dated as of the date hereof, among the Company and the escrow agent (the “Escrow Agent”) identified therein, in the form of Exhibit A hereto, as may be amended from time to time pursuant to Section 6.4 of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

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“Company” has the meaning set forth in the recitals to this Agreement.

“Company Entities” means the Company, BVI, WFOE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company U.S. Counsel” means Thelen Reid Brown Raysman & Steiner LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Company Entities” means the Company, BVI, WFOE and their respective Subsidiaries and "Existing Company Entity" means any of the Company, BVI, WFOE and any of their respective Subsidiaries.

“Form 10 Disclosure” has the meaning set forth in Section 3.1(a).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

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“Holdback Escrow Agreement” means the Holdback Escrow Agreement, dated as of the date hereof, by and among the Company, the Investors, the Investor Agent (as defined therein) and the Escrow Agent, in the form of Exhibit E hereto.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement, which is also reflected on the Schedule of Investors attached hereto as Appendix A.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

"Legal Requirement" shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement  means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

Lockup Agreement” means the Lockup Agreement, dated as of the date hereof, by and between the Company and each person listed as a signatory thereto, in the form attached as Exhibit C hereto.

“Losses” has the meaning set forth in Section 4.7.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the Investor Agent (as defined therein), the escrow agent identified therein (the “Make Good Escrow Agent”), the Make Good Pledgor and the Investors, in the form of Exhibit D hereto, as may be amended from time to time pursuant to Section 6.4 of this Agreement.

“Make Good Pledgor” means Win-Win Global Investments Inc.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, or the Exchange Agreement.

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“Money Laundering Laws” has the meaning set forth in Section 3.1(gg).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(ee).

“Outside Date” means the thirtieth calendar day (if such calendar day is a Trading Day and if not, then the first Trading Day following such thirtieth calendar day) following the date of this Agreement.

“Per Share Purchase Price” equals $1.52.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, 2008 Make Good Shares and 2009 Make Good Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

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“Shares” means the shares of Common Stock being issued and sold to the Investors by the Company hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” of the Company means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act of such Person.  Notwithstanding anything to the contrary set forth in any Transaction Document, BVI, WFOE and their respective subsidiaries are each considered a Subsidiary of the Company.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement, the Holdback Escrow Agreement, the Lockup Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation, the current transfer agent of the Company with a mailing address of 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and a facsimile number of (469) 633-0088, and any successor transfer agent of the Company.

“WFOE” has the meaning set forth in the recitals to this Agreement.

“WFOE Founders” means Mr. Lihui Song, Ms. Lin Tan, Ms. Yan Tan and Mr. Hong Tan.

ARTICLE 2.
PURCHASE AND SALE

2.1.

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount, calculated as the quotient of such Investor’s Investment Amount divided by the Per Share Purchase Price.  The Closing shall take place at the offices of Winston & Strawn LLP, counsel to the placement agent, Roth Capital Partners, LLC, at 200 Park Avenue, New York, NY 10166, on the Closing Date or at such other location or time as the parties may agree.

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2.2.

Closing Deliveries.    (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)

a single certificate dated the Closing Date, representing that number of aggregate Shares to be issued and sold at Closing to such Investor, determined under Section 2.1, registered in the name of such Investor;

(ii)

the legal opinion of Company U.S. Counsel, in agreed form, addressed to the Investors and Roth Capital Partners, LLC; and

(iii)

the legal opinion of special PRC counsel to WFOE and the Company, in agreed form, addressed to the Investors and Roth Capital Partners, LLC.

(b)

By the Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c)

Within two Trading Days following the date of this Agreement, each Investor shall deliver to the Escrow Agent for deposit and disbursement in accordance with the Closing Escrow Agreement, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.

Representations and Warranties of the Company.  The Company, BVI and WFOE hereby jointly and severally make the following representations and warranties to each Investor:

(a)

Subsidiaries.  None of the Existing Company Entities have any direct or indirect Subsidiaries other than as disclosed in the Company Current Report on Form 8-K/A, filed with the Commission on March 31, 2008, as amended on May 28, 2008 (the "Form 10 Disclosure").  Except as disclosed in the Form 10 Disclosure, (i) the Company owns, directly or indirectly, all of the capital stock of each other Existing Company Entity, and each other Existing Company Entity alone or together with other Existing Company Entities owns, directly or indirectly, all of the capital stock of its respective Subsidiaries, in each case free and clear of any and all Liens, and (ii) all the issued and outstanding shares of capital stock of each Existing Company Entity and each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)

Organization and Qualification.  Each of the Existing Company Entities is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its respective properties and assets and to carry on its respective business as currently conducted and as to be conducted as specified in the Form 10 Disclosure.  No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(c)

Authorization; Enforcement.  Each Existing Company Entity which is or is to become party to any Transaction Document has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each such Transaction Document to which it is a party and otherwise to carry out its obligations thereunder.  The execution and delivery of the Transaction Documents, by each of the Existing Company Entities to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, each other Existing Company Entity required to execute the same and each Subsidiary (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, such Existing Company Entity and such Subsidiary, enforceable against the Company, the Existing Company Entity and the Subsidiary, as the case may be, each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity (to the extent a party thereto) and the consummation by the Company and such other Existing Company Entities of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, or such Existing Company Entity’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the debt of any Existing Company Entity's debt or otherwise) or other understanding to which any of the Existing Company Entities is a party or by which any property or asset of any of the Existing Company Entities is bound or affected, or (iii) result in a violation of any Legal Requirement, order, judgment, injunction, decree or other restriction of any United States or PRC court or Governmental Body to which any of the Existing Company Entities are subject (including federal and state securities laws and regulations), or by which any property or asset of any of the Existing Company Entities are bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(e)

Filings, Consents and Approvals.  None of the Existing Company Entities is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or federal, state, local or other Governmental Body or other Person in connection with the execution, delivery and performance by the Company and each of the other Existing Company Entities to the extent it is a party thereto of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) filings, consents and approvals required by the rules and regulations of the applicable Trading Market, (vi) those that have been made or obtained prior to the date of this Agreement, (vii) registrations, notices or filings required to be made in order to comply with the currency and exchange control requirements imposed by any Governmental Body in the PRC or PRC Legal Requirement, if any, and (vii) other post closing securities filings or notifications required to be made under federal or state securities laws.

(f)

Issuance of the Securities.  The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g)

Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g).  Except as specified in Schedule 3.1(g), no securities of any of the Existing Company Entities are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any of the Existing Company Entities is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Shares hereunder will not, immediately or with the passage of time, obligate the Company or any of the other Existing Company Entities to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company or of the other Existing Company Entities securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except as set forth in Schedule 3.1(g), no Existing Company Entity has issued any capital stock in a private placement transaction, including, without limitation, in a transaction commonly referred to in the PRC as a “1 ½ transaction.”

(h)

SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports), including, for this purpose, the Form 10 Disclosure (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)

Press Releases.  The press releases disseminated by the Company since the date of the Exchange, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)

Material Changes.  Except as specifically disclosed in the SEC Reports, since the date of the Exchange (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) none of the Existing Company Entities has incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s or its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) none of the Existing Company Entities has altered its method of accounting or the identity of its auditors, (iv) none of the Existing Company Entities has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) none of the Existing Company Entities has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(k)

Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  None of the Existing Company Entities, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving any of the Existing Company Entities or any of their respective current or former directors or officers (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(l)

Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of any of the Existing Company Entities.  No Existing Company Entity is a party to any collective bargaining agreement with any Person.

(m)

Indebtedness; Compliance.  Except as specified in the SEC Reports, none of the Existing Company Entities is a party to any material indenture, debt, capital lease obligations, mortgage, loan or credit agreement by which it or any of its properties is bound.  None of the Existing Company Entities (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by such Existing Company Entity under), nor has any of the Existing Company Entities received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Exchange Agreement complies with all applicable laws, rules and regulations of the United States and the PRC, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n)

Regulatory Permits.  The Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate Governmental Bodies necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and none of the Existing Company Entities has received any notice of proceedings relating to the revocation or modification of any such permits.

(o)

Title to Assets.  The Existing Company Entities have valid land use rights for all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such Existing Company Entity. Any real property and facilities held under lease by any of the Existing Company Entities are held by them under valid, subsisting and enforceable leases of which such Existing Company Entity is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(p)

Patents and Trademarks.  The SEC Reports disclose all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Existing Company Entities own or have the rights to use (collectively, the “Intellectual Property Rights”).  The Intellectual Property Rights constitute all of the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary and material to the business of the Existing Company Entities in connection with their respective businesses as described in the SEC Reports. None of the Existing Company Entities has received a written notice that the Intellectual Property Rights used by any of them violates or infringes upon the rights of any Person.  Except as otherwise disclosed in the SEC Reports, to the knowledge of the Existing Company Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  To the knowledge of the Existing Company Entities, no former or current employee, no former or current consultant, and no third-party joint developer of any of the Existing Company Entities has any Intellectual Property Rights that are necessary and material to the business of the Existing Company Entities made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Existing Company Entity which has been asserted against any of the Existing Company Entities. The Intellectual Property Rights and the owner thereof or agreement through which they are licensed to any of the Existing Company Entities are set forth in the SEC Reports.

(q)

Insurance.  Each of the Existing Company Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses it is engaged and in the country in which the Existing Company Entities operate.  The Company has no reason to believe that it or any of the Existing Company Entities will not be able to renew its existing respective insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such other Existing Company Entity’s respective lines of business.

(r)

Transactions With Affiliates and Employees; Customers.  Except as set forth in the SEC Reports, none of the officers, directors or 5% or more shareholders of any of the Existing Company Entities, and, to the knowledge of the Company, none of the employees of any of the Existing Company Entities, is presently a party to any transaction with any of the Existing Company Entities (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner.  Except as set forth in the SEC Reports, none of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements specified in the SEC Reports.  No material customer of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

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(s)

Internal Accounting Controls.  The Company is establishing disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-KSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(t)

Solvency.  Based on the financial condition of the Company, including the Subsidiaries, as of the Closing Date (and assuming that the Closing shall have occurred), (i) each of the Company and each Subsidiary's assets do not constitute unreasonably small capital to carry on their respective business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by such Existing Company Entity, and projected capital requirements and capital availability thereof and (ii) the current cash flow of such Existing Company Entity, together with the proceeds such Existing Company Entities would receive, were they to liquidate all of their respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Existing Company Entities do not intend to incur debts beyond their respective ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)

Certain Fees.  Except as described in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by any of the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v)

Certain Registration Matters.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act.  Except as specified in Schedule 3.1(v), none of the Existing Company Entities has granted or agreed to grant to any Person other than the Investors pursuant to the Registration Rights Agreement any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

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(w)

Listing and Maintenance Requirements.  Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities as contemplated by the Transaction Documents.

(x)

Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)

Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Investors’ ownership of the Shares and the Make Good Pledgor pledge, and any delivery to the Investors, of 2008 Make Good Shares and 2009 Make Good Shares.

(z)

No Additional Agreements.  None of the Existing Company Entities has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa)

Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(bb)

Make Good Shares.  To the best of the Existing Company Entities' knowledge, (i) Make Good Pledgor is the sole record owner of the 2008 Make Good Shares and 2009 Make Good Shares and (ii) holds such 2008 Make Good Shares and 2009 Make Good Shares free and clear of all Liens.

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(cc)

Foreign Corrupt Practices Act.  None of the Existing Company Entities nor to the knowledge of the Company, any agent or other person acting on behalf of the Existing Company Entities, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any such Existing Company Entity (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Existing Company Entities.

(dd)

PFIC.  None of the Existing Company Entities is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ee)

OFAC. None of the Existing Company Entities nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of any of the Existing Company Entities, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ff)

Money Laundering Laws. The operations of each of the Existing Company Entities are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Body or any arbitrator involving any Existing Company Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)

Other Representations and Warranties Relating to WFOE.

(i)

All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(ii)

All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

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(iii)

WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

(iv)

WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(v)

WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(vi)

With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)

Accountants.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company.

(ii)

Disclosure.  Neither any Company Entity nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that such Company Entity believes constitutes material, non-public information concerning the Company, the Subsidiaries or their respective businesses, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investors regarding the Company Entities and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company Entities (including their respective representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by any Company Entity or any Person acting on such Company Entity’s behalf) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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3.2.

Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)

Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each Transaction Document executed by such Investor has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

Investment Intent.  Such Investor is acquiring the Securities issuable to it under the Transaction Documents as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)

Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.  Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(d)

General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice, meeting, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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(e)

Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Existing Company Entities’ representations and warranties contained in the Transaction Documents.

(f)

Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Roth Capital Partners, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)

Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)

Rule 144.  Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances.  Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)

General.  Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities.  Such Investor understands that no United States federal or state agency or any Governmental Body has passed upon or made any recommendation or endorsement of the Securities.

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The Existing Company Entities acknowledge and agree that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.

Transferability; Certificate.  (a)  Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)

Certificates evidencing Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

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(c)

Certificates evidencing Shares, 2008 Make Good Shares and 2009 Make Good Shares, if ever 2008 Make Good Shares or 2009 Make Good Shares are due to be delivered pursuant to the Transaction Documents shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Securities is then effective, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144.  The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such Investor, Securities which are free of all restrictive and other legends.  If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor.  If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

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4.2.

Furnishing of Information.  As long as any Investor owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.

Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4.

Subsequent Registrations.  The Company may not file any registration statement (other than on Form S-8)  with the Commission with respect to any securities of the Company prior to the time that all Shares are registered pursuant to one or more effective Registration Statement(s), and the prospectuses forming a portion of such Registration Statement(s) is available for the resale of all Shares, except that if an Investor declines in writing to include their Shares in a Registration Statement, then this Section 4.4 hereafter ceases to apply to the Shares of such Investor (other than if such Investor declines to include its Shares because such Investor was unwilling to be named as an underwriter in such Registration Statement).

4.5.

Securities Laws Disclosure; Publicity.  By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents (including, without limitation, details with respect to the make good provision and thresholds (i.e. After Tax Net Income) contained in Section 4.11 herein as well as projected revenue estimates for the Company for each of the fiscal years ending December 31, 2008 and December 31, 2009) and the Closing and by (ii) 5:30 p.m. (New York time) on the Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents, including details with respect to the make good provision and thresholds (i.e. After Tax Net Income) contained in Section 4.11 herein (and attach as exhibits thereto all existing Transaction Documents) and the Closing.  The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Existing Company Entities.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

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4.6.

Limitation on Issuance of Future Priced Securities.  During the twelve months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7.

Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company Entities will jointly and severally indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation in respect thereof (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Company Entities in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8.

Non-Public Information.  The Company covenants and agrees that neither it, any Company Entity nor any other Person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9.

Listing of Shares.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10.

Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and/or capital expenditure and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents or engage in any related party transaction.

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4.11.

Make Good Shares.

(a)

The Make Good Pledgor agrees that in the event that the After Tax Net Income reported in the 2008 Annual Report is less than $10,000,000 (the “2008 Guaranteed ATNI”), the 2008 Make Good Shares (as defined below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than payment of their respective Investment Amount paid to the Company at Closing.  The “2008 Make Good Shares” means the 834,699 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Make Good Escrow Agent pursuant to the Make Good Escrow Agreement in respect of the 2008 Guaranteed ATNI.  In the event that the After Tax Net Income reported in the 2009 Annual Report is less than $14,000,000 (the “2009 Guaranteed ATNI”), the 2009 Make Good Shares (as defined below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) for no consideration other than payment of their respective Investment Amount paid to the Company at Closing.  The “2009 Make Good Shares” means the 834,699 shares of Common Stock (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the Make Good Escrow Agent pursuant to the Make Good Escrow Agreement in respect of the 2009 Guaranteed ATNI.  In the event that the After Tax Net Income reported in the 2008 Annual Report is equal to or greater than the 2008 Guaranteed ATNI, no transfer of the 2008 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2008 Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement.  In the event that the After Tax Net Income reported in the 2009 Annual Report is equal to or greater than the 2009 Guaranteed ATNI, no transfer of the 2009 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2009 Make Good Shares shall be returned to the Make Good Pledgor in accordance with the Make Good Escrow Agreement.  Any such transfer of the 2008 Make Good Shares or the 2009 Make Good Shares shall be made to the Investors or the Make Good Pledgor, as applicable, within 10 Business Days after the date which the 2008 Annual Report or 2009 Annual Report, as applicable, is filed with the Commission without any further action on the part of the Investors.  “After Tax Net Income” shall mean the Company’s operating income after taxes for the fiscal year ending December 31, 2008 or December 31, 2009 (as applicable) in each case determined in accordance with GAAP as reported in the 2008 Annual Report or 2009 Annual Report (as applicable).  Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the 2008 Guaranteed ATNI and 2009 Guaranteed ATNI have been met, (i) liquidated damages under the Transaction Documents, if any, and expenses incurred as a result of the Company's fulfillment of its obligations under Sections 4.14 and 4.16 hereunder shall be excluded (i.e., costs for hiring the investor relations firm, Qualified CFO and independent directors); and (ii) the release of any of the 2008 Make Good Shares and/or 2009 Make Good Shares to the Make Good Pledgor as a result of the operation of this Section 4.11 shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Commission by the Company may report otherwise.  Other than as set forth in this Section 4.11(a), no other exclusions shall be made for any non-recurring expenses of the Company in determining whether any of the 2008 Guaranteed ATNI or 2009 Guaranteed ATNI have been achieved.  If prior to the second anniversary of the filing of either of the 2008 Annual Report or the 2009 Annual Report (as applicable), the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted After Tax Net Income of less than either of the 2008 Guarantee ATNI or the 2009 Guaranteed ATNI (as applicable), then notwithstanding any prior return of 2008 Make Good Shares or 2009 Make Good Shares to the Make Good Pledgor, the Make Good Pledgor will, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the relevant 2008 Make Good Shares or 2009 Make Good Shares to the Investors without any further action on the part of the Investors.

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(b)

In connection with the foregoing, the Make Good Pledgor agrees that within three Trading Days following the Closing, the Make Good Pledgor will deposit all 2008 Make Good Shares and 2009 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent), and the handling and disposition of the 2008 Make Good Shares and 2009 Make Good Shares shall be governed by this Section 4.11 and the Make Good Escrow Agreement.  The Company shall notify the Investors as soon as the 2008 Make Good Shares and 2009 Make Good Shares have been deposited with the Make Good Escrow Agent.  The Make Good Pledgor understands and agrees that the Investors’ right to receive 2008 Make Good Shares and 2009 Make Good Shares pursuant to this Section 4.11 and the Make Good Escrow Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares.  The Make Good Pledgor represents and warrants that it has carefully considered and understands its obligations and rights under this Section 4.11 and the Make Good Escrow Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving either of the 2008 Make Good Shares and/or 2009 Make Good Shares.

(c)

The Company covenants and agrees that upon any transfer of 2008 Make Good Shares or 2009 Make Good Shares to the Investors in accordance with the Make Good Escrow Agreement, the Company shall promptly instruct its Transfer Agent to reissue such 2008 Make Good Shares or 2009 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor.

(d)

If any term or provision of this Section 4.11 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

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4.12.

Investor Relations Firm.  The Company covenants and agrees that no later than ninety (90) days following the Closing Date, the Company shall have hired a qualified investor relations firm.

4.13.

Further Assurances.  The Company will, and will cause all of the Company Entities and their management to, use their best efforts to satisfy all of the closing conditions under Section 5.1, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the WFOE Founders and each Company Entity signatory hereto will, and will cause each other Company Entity and its management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.14.

Closing Escrow Holdback.  The Company and Investors agree that, from the aggregate Investment Amounts to be delivered into escrow pursuant to the Closing Escrow Agreement, at the Closing $500,000 (“Total Holdback Amount”) shall be deposited into escrow and administered in accordance with the Holdback Escrow Agreement in order to incentivize the Company to satisfy the following conditions:

(a)

Independent Board of Directors.  The Company covenants and agrees that no later than 180 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members (at least two of whom shall be fluent English speakers who possess experience such that he or she can fulfill its fiduciary obligations and other responsibilities as a director of a United States publicly listed company incorporated in the United States), a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15) and a meeting of such full Board of Directors shall be convened within such 180 days following the Closing Date.  The Board of Directors shall appoint Board committees, which shall include, but not be limited to, an Audit Committee, Nominating Committee and Compensation Committee.  The Company agrees that $250,000 (the “Board Holdback Escrow Amount”) of the Total Holdback Amount delivered to the Escrow Agent pursuant to the Closing Escrow Agreement shall remain in escrow post Closing pursuant to and subject to the provisions of the Holdback Escrow Agreement until such time as the Company complies with the conditions precedent to its release in accordance with the Holdback Escrow Agreement.

(b)

Chief Financial Officer.  The Company covenants and agrees that no later than 180 days following the Closing Date, the Company will hire a chief financial officer fluent in English who is an expert in (i) United States generally accepted accounting principles and (ii) auditing procedures and compliance for United States public companies (such a chief financial officer being referred to as a “Qualified CFO”).  The Company shall enter into an employment agreement with the Qualified CFO for a term of no less than two years; provided, however, that such employment agreement may contain provisions allowing the Company to terminate the CFO for reasonable cause at the Company’s discretion at any time and without penalty or the obligation to make severance payments, even prior to the expiration of the two year term set forth in this sentence.  Should the Qualified CFO be dismissed pursuant to the preceding sentence at any time prior to two years from the Closing Date, the Company shall replace the Qualified CFO with a chief financial officer who fits the criteria set forth herein as soon as practicable.  By 9:00 a.m. (New York time) on the second Trading Day following the hiring of such Qualified CFO, the Company will file a Current Report on Form 8-K disclosing the information required by Item 5.02 of Form 8-K.  Subject to the provisions of this Section 4.14(b), the Company agrees that $250,000 (the “CFO Holdback Escrow Amount”) of the Total Holdback Amount delivered to the Escrow Agent pursuant to the Closing Escrow Agreement shall remain in escrow post Closing pursuant to and subject to the provisions of the Holdback Escrow Agreement until such time as the Company complies with the conditions precedent to its release in accordance with the Holdback Escrow Agreement.

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ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.

Conditions Precedent to the Obligations of the Investors to Purchase Securities.  The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of the Existing Company Entities contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)

Performance.  The Existing Company Entities and the Make Good Pledgor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries;

(e)

Legal Opinions.  The Company shall have delivered to the Investors, and the Investors shall be able to rely upon, the legal opinions that the Company shall have received from its US Company Counsel and PRC counsel (which, among other things, shall confirm the legality under applicable PRC Legal Requirements of the restructuring effected with BVI in connection with the Exchange);

(f)

Company Agreements.  The Company shall have delivered:

(i)

This Agreement, duly executed by the Company, BVI, WFOE and the Make Good Pledgor;

(ii)

The Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

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(iii)

The Make Good Escrow Agreement, duly executed by all parties thereto (other than the Investors);

(iv)

The Holdback Escrow Agreement, duly executed by all parties thereto (other than the Investors);

(v)

The Registration Rights Agreement, duly executed by the Company; and

(vi)

Lockup Agreements, duly executed by the Company and each officer of the Company and each member of the Board of Directors of the Company.

(g)

Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h)

Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2.

Conditions Precedent to the Obligations of the Company to Sell Securities.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)

Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Investor Deliverables.  Each Investor shall have delivered its Investment Amount in accordance with Section 2.2(c), the Registration Rights Agreement, the Closing Escrow Agreement and the Make Good Escrow Agreement, each duly executed by such Investor and a completed Selling Holder Questionnaire (as defined in the Registration Rights Agreement); and

(e)

Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

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ARTICLE 6.
MISCELLANEOUS

6.1.

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

6.2.

Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission.  The address for such notices and communications shall be as follows:

If to the Company:

Golden Elephant Glass Technology, Inc.

123 Chuangue Road

Foxin City, Liaoning

Peoples Republic of China

Facsimile:  (86) 411-82506327

Attn.:  President

With a copy to:

Thelen Reid Brown Raysman & Steiner LLP

701 8th Street NW

Washington, D.C. 20001

Facsimile:  (202) 508-4321

Attn.:  Joseph R. Tiano, Jr., Esq.

If to an Investor:

To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

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6.4.

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares at the time of the waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5.

Termination.  This Agreement may be terminated prior to Closing:

(a)

by written agreement of the Investors and the Company, a copy of which shall be provided to the Escrow Agent; and

(b)

by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.5(a) or 6.5(b), each Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.2(b)(i), without interest or deduction.  The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

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6.8.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party) and except that Roth Capital Partners, LLC shall be a third party beneficiary of all representations and warranties of the Parties set forth in this Agreement..

6.9.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.11.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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6.12.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.

Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15.

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.

Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.

Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

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6.18.

Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

By: _____________________________________
Name:
Title:

Only as to Sections 3.1, 4.7, 4.13 and Article 6 herein:

DOLLAR COME INVESTMENTS LIMITED

By: _____________________________________
Name:
Title:

LIAONING FUXIN HENGRUI TECHNOLOGY CO., LTD.

By: _____________________________________
Name:
Title:

Only as to Sections 4.11 and 4.13 herein:

WIN-WIN GLOBAL INVESTMENTS INC.

By: _____________________________________
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTORS FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:
Investment Amount: $ ______________________

Tax ID No.: ______________________________

ADDRESS FOR NOTICE
c/o: ____________________________________
Street: __________________________________
City/State/Zip: ____________________________
Attention: _______________________________
Tel: ____________________________________
Fax: ____________________________________

DELIVERY INSTRUCTIONS
(if different from above)
c/o: ____________________________________
Street: __________________________________
City/State/Zip: ____________________________
Attention: _______________________________
Tel: ____________________________________

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